Exhibit 17
                            POWER OF ATTORNEY

               Know all by these presents, that each of the undersigned hereby constitutes and appoints Eric M.
          Ruttenberg such undersigned's true and lawful attorney-in-fact to:

               (1) execute for and on behalf of the undersigned Amendment No. 12, and any subsequent amendments, to the Statement on Schedule 13D (the "Schedule 13D") to which this Power of Attorney is Exhibit No. 17, in connection with the ownership by the Reporting Persons named therein of shares of common stock, par value $1.00 per share, of SPS Technologies Inc., a Pennsylvania corporation;

               (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such amendment to the Schedule 13D and timely file such amendment with the Commission and any stock exchange or similar authority; and

               (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

               Each of the undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of such undersigned, is not assuming any of such undersigned's responsibilities to comply with any provision of the United States Securities Exchange Act of 1934 and the rules thereunder, as amended from time to time.

               This Power of Attorney shall remain in full force and effect, as to each of the undersigned, until such undersigned is no longer required to file amendments to the Schedule 13D filed by the Reporting Persons in connection with their ownership of securities issued by SPS Technologies, Inc., unless earlier revoked by such undersigned in a signed writing delivered to the foregoing attorney-in-fact.

               IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of the 26th day of January, 1996.



                                        /s/ Derald H. Ruttenberg
                                         Derald H. Ruttenberg

                                        /s/ John C. Ruttenberg
                                         John C. Ruttenberg

                                        /s/ Katherine T. Ruttenberg
                                         Katherine T. Ruttenberg

                                        /s/ Hattie Ruttenberg
                                         Hattie Ruttenberg